UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2005

VULCAN INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

   1-10219

     31-0810265

    (State or other jurisdiction of

(Commission

  (I.R.S. Employer

    incorporation or organization)

File Number)

Identification Number)

300 Delaware Avenue,  Suite 1704,  Wilmington, Delaware   19801

(Address of principal executive offices, including Zip Code)

(302) 427-5804

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7.01

Regulation FD Disclosure

On February 1, 2005, Vulcan International Corporation issued a news release announcing a regular quarterly dividend of 5 cents per share on the common stock of the Company, payable March 15, 2005 to shareholders of record March 4, 2005.  A copy of the news release is attached to this report as Exhibit 99.1 and is furnished under this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VULCAN INTERNATIONAL CORPORATION

Date:  February 1, 2005

By:  /s/ Vernon E. Bachman

Vernon E. Bachman

Vice President, Secretary-Treasurer